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                                                                    EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


     We hereby consent to the use of this Registration Statement on Form S-4 of Unilab Corporation of our report dated November 12, 1998 relating to the consolidated financial statements of Meris Laboratories, Inc. and our report dated July 16, 1999 relating to the consolidated financial statements of Physicians' Clinical Laboratory, Inc. which appear in such Registration Statement. We also consent to the references to us as experts under the heading "Independent Auditors" in such Registration Statement.



/s/ Odenberg, Ullakko, Muranishi & Co.

ODENBERG, ULLAKKO, MURANISHI & CO. LLP
San Francisco, California
December 27, 1999